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                                                                   EXHIBIT 10.46

                               SECURITY AGREEMENT


               THIS SECURITY AGREEMENT dated as of May 4, 1998, is made by Progenitor, Inc. (the "Borrower"), a Delaware corporation having its principal place of business and chief executive office at 4040 Campbell Avenue, Menlo Park, California 94025, in favor of Transamerica Business Credit Corporation, a Delaware corporation (the "Lender"), having its principal office at Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois 60018, and an office at 76 Batterson Park Road, Farmington, Connecticut 06032-2571.

               WHEREAS, the Borrower has requested that the Lender make a loan to it; and

               WHEREAS, the Lender has agreed to make such loan on the terms and conditions of this Security Agreement.

               NOW, THEREFORE, in consideration of the premises and to induce the Lender to make such loan, the Borrower hereby agrees with the Lender as follows:

               SECTION 1. DEFINITIONS.

               As used herein, the following terms shall have the following meanings, and shall be equally applicable to both the singular and plural forms of the terms defined:

               "Applicable Law" shall mean the laws of the State of Illinois (or any other jurisdiction whose laws are mandatorily applicable notwithstanding the parties' choice of Illinois law) or, with respect to laws limiting the rates of interest charges on loans, the laws of the United States of America, whichever laws allow the greater interest to be charged thereon, as such laws now exist or may be changed or amended or come into effect in the future.

               "Business Day" shall mean any day other than a Saturday, Sunday, or public holiday or the equivalent for banks in New York City.

               "Code" shall have the meaning specified in Section 8(a).

               "Collateral" shall have the meaning specified in Section 2.

               "Designated Assets" shall have the meaning specified in Section 2(iii).

               "Effective Date" shall mean the date on which all of


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the conditions specified in Section 3.3 shall have been satisfied.

               "Event of Default" shall mean any event specified in Section 7.

               "Financial Statements" shall have the meaning specified in
Section 6.1.

               "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.

               "Intellectual Property Assignment" shall mean the Assignment for Security, substantially in the form of Exhibit D, as amended, supplemented or otherwise modified from time to time.

               "Lease Agreement" shall mean the Master Lease Agreement of even date herewith between the Borrower and the Lender, as amended, supplemented or otherwise modified from time to time.

               "Loan" shall mean the loan made by the Lender to the Borrower in accordance with the terms of this Security Agreement and the Note.

               "Loan Documents" shall mean, collectively, this Security Agreement, the Note, the Lockbox Agreement, the Intellectual Property Assignment and all other documents, agreements, certificates, instruments, and opinions executed and delivered in connection herewith and therewith, as the same may be amended, supplemented or otherwise modified from time to time.

               "Lockbox Agreement" shall mean the Lockbox Agreement, substantially in the form of Exhibit B, as amended, supplemented or otherwise modified from time to time.

               "Material Adverse Change" shall mean, with respect to any Person, a material adverse change in the business, prospects, operations, results of operations, assets, liabilities, or condition (financial or otherwise) of such Person taken as a whole.

               "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on the business, prospects, operations, results of operations, assets, liabilities, or condition (financial or otherwise) of such Person taken as a whole.

               "Note" shall mean the Promissory Note, substantially in the form of Exhibit A, as amended, supplemented, or otherwise modified from time to time.


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               "Obligations" shall mean all indebtedness, obligations, and liabilities of the Borrower under the Loan Documents and the Lease Agreement, whether on account of principal, interest, rent, finance charges, indemnities, fees (including, without limitation, attorneys' fees, remarketing fees, origination fees, collection fees, and all other professionals' fees), costs, expenses, taxes, or otherwise.

               "Permitted Liens" shall mean (a) such of the following as to which no enforcement, collection, execution, levy, or foreclosure proceeding shall have been commenced: (i) liens for taxes, assessments, and other governmental charges or levies or the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen, and other like Persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable, or liens which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained to the extent required by GAAP; (ii) deposits or pledges to secure the payment of workmen's compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business; (iii) licenses, restrictions, or covenants for or on the use of equipment which do not materially impair either the use of such equipment in the operation of the business of the Borrower or the value thereof; (iv) licenses on intellectual property entered into on arms'-length terms in the ordinary course of business; and (v) attachment or judgment liens that do not constitute an Event of Default;
(b) purchase money security interests upon equipment acquired or held by the Borrower to secure the purchase price of such equipment; (c) liens existing on the date hereof and specified in Schedule 1 hereto, but only to secure indebtedness in the maximum amount secured thereby on the date hereof; and (d) liens on assets acquired by the Borrower after the date hereof which liens existed prior to such acquisition.

               "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (including any division, agency, or department thereof), and the successors, heirs, and assigns of each.

               "Receivables" shall have the meaning specified in Section 8(a)(iii).

               "SBCL" shall mean SmithKline Beecham Clinical Laboratories, Inc., a Delaware corporation.

               "SBCL License" shall have the meaning specified in


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Section 2(iii).

               "Security Agreement" shall mean this Security Agreement, as amended, supplemented, or otherwise modified from time to time.

               "Solvent" shall mean, with respect to any Person, that as of the date as to which such Person's solvency is measured:

                      (a) the fair saleable value of its assets is in excess of
               the total amount of its liabilities (including contingent liabilities as valued in accordance with GAAP) as they become absolute and matured;

                      (b) it has sufficient capital to conduct its business; and

                      (c) it is able generally to meet its debts as they mature.

               "Taxes" shall have the meaning specified in Section 5.5.

               SECTION 2. CREATION OF SECURITY INTEREST; COLLATERAL. The Borrower hereby assigns and grants to the Lender a continuing general lien on, and security interest in, all the Borrower's right, title, and interest in and to the collateral described in the next sentence (the "Collateral") to secure the payment and performance of all the Obligations. The Collateral consists of

                    (i) all present and future machinery, equipment, furniture, fixtures, leasehold improvements, conveyors, tools, materials, storage and handling equipment, hydraulic presses, cutting equipment, computer equipment and hardware, including central processing units, terminals, drives, memory units, printers, keyboards, screens, peripherals and input or output devices, molds, dies, stamps, and other equipment of every kind and nature and wherever situated now or hereafter owned and held for use by the Borrower or in which the Borrower may have any interest as lessee (to the extent of such interest), together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, know-how, warranties and records in connection therewith (including, without limitation, any computer software, whether on tape, disc, card, strip or cartridge or in any other form) and all rights against suppliers, warrantors, manufacturers, and sellers or others in connection therewith, together with all substitutes for any of the


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                foregoing;

                    (ii) all present and future goods intended for sale, lease or other disposition by the Borrower including, without limitation, all raw materials, work in process, systems, accessories, spare parts, finished goods and other retail inventory, goods in the possession of outside processors or other third parties, consigned goods (to the extent of the consignee's interest therein), materials, parts and supplies of any kind, nature or description which are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of any such goods, all documents of title or documents representing the same and all records, files and writings (including, without limitation, any computer software, whether on tape, disc, card, strip or cartridge or in any other form) with respect thereto;

                    (iii) all of the Borrower's present and future accounts
                (including rights to receive payments for goods sold or services rendered arising out of the sale or delivery of personal property or work done or labor performed), contract rights, agreements, understandings, open purchase and sale orders, promissory notes, chattel paper, documents, tax refunds, rights to receive tax refunds, bonds, certificates, insurance policies, insurance proceeds, patents, patent applications, copyrights (registered and unregistered), royalties, licenses (including, without limitation, the License Agreement dated as of September 18, 1997 (as amended, supplemented or otherwise modified from time to time, the "SBCL License") between the Borrower and
                SBCL), rights to receive fees, royalties and other payments under license agreements (including, without limitation, the SBCL License), permits, franchise rights, authorizations, customer and supplier lists, rights of indemnification, contribution and subrogation, leases, computer tapes, programs, discs and software, trade secrets, computer service contracts, trademarks, trade names, service marks and names, logos, goodwill, deposits, causes of action, choses in action, judgments, designs, blueprints, quotations and bids, plans, specifications, sales literature, know-how, all other general intangibles, claims against third parties of every kind or nature, investment securities, notes, drafts, acceptances, letters of credit and rights to receive payments under letters of credit, deposit accounts, book accounts, prepaid expenses, credits and reserves and all forms of obligations whatsoever owing, instruments, documents of title, leasehold rights,


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                including in any goods, books, ledgers, files (including credit and project files) and records (including tax records) with respect to any collateral or security, together with all right, title, security and guaranties with respect thereto, including any right of stoppage in transit; and

                    (iv) all proceeds of the foregoing;

provided, however, that the Collateral shall not include, and the Borrower shall not be deemed to have granted a security interest in, any of the Borrower's right, title or interest in, to or under (i) any operating lease or capital lease of personal property or any intellectual property license, in each case entered into in the ordinary course of business at arm's-length, with respect to which the Borrower is the lessee or licensee to the extent that such grant would result in a breach of the terms of such lease or license and (ii) any contract or other agreement existing on the date hereof to the extent that such grant would result in a breach of a term of such contract or agreement prohibiting such grant without the consent of the other party thereto, and, in the case of clause (i) and (ii) hereof, other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318 of the Code (the assets specified in clauses (i) and (ii) hereof being referred to herein collectively as the "Designated Assets").

               SECTION 3. THE LOAN.

                      SECTION 3.1. BORROWING. The Loan shall be in an amount not greater than $1,900,000 available for borrowing in a single draw at any time until June 30, 1998. Notwithstanding anything herein to the contrary, the Lender shall be obligated to make the Loan only after the Lender, in its sole discretion, determines that the applicable conditions for borrowing contained in
Section 3.3 are satisfied.

                      SECTION 3.2. APPLICATION OF PROCEEDS. The Borrower shall not directly or indirectly use any proceeds of the Loan other than for general working capital purposes.

                      SECTION 3.3. CONDITIONS TO LOAN.

                      (a) The obligation of the Lender to make the Loan is subject to the Lender's receipt of the following, each dated the date of the making of the Loan or as of an earlier date acceptable to the Lender, in form and substance satisfactory to the Lender and its counsel:

                         (i) completed requests for information (Form UCC-11)
                listing all effective Uniform Commercial Code financing statements naming the Borrower as debtor and


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                all patent, trademark, copyright, tax lien, judgment, and
                litigation searches for the Borrower as the Lender shall deem necessary or desirable, in each case with results satisfactory to the Lender;

                         (ii) Uniform Commercial Code financing statements (Form
                UCC-1) duly executed by the Borrower (naming the Lender as secured party and the Borrower as debtor and in form acceptable for filing in all jurisdictions that the Lender deems necessary or desirable to perfect the security interests granted to it hereunder) and, if applicable, termination statements or other releases duly filed in all jurisdictions that the Lender deems necessary or desirable to perfect and protect the priority of the security interests granted to it hereunder;

                         (iii) the Lockbox Agreement, duly executed by the
                Borrower, the Lender and Wells Fargo Bank;

                         (iv) the Intellectual Property Assignment, duly
                executed by the Borrower;

                         (v) the Note, duly executed by the Borrower;

                         (vi) a notification letter from the Borrower to SBCL,
                substantially in the form of Exhibit C, duly executed by the Borrower (which shall not be delivered by the Lender to SBCL except during the continuance of an Event of Default);

                         (vii) a copy of the SBCL License, attached to which is
                a certificate of the Secretary or an Assistant Secretary of the Borrower certifying that such copy is true, complete and accurate and contains any and all amendments thereto;

                         (viii) certificates of insurance required under Section
                5.4 of this Security Agreement together with loss payee endorsements for all such policies naming the Lender as lender loss payee and as an additional insured;

                         (ix) a copy of the resolutions of the Board of
                Directors of the Borrower (or a unanimous consent of directors in lieu thereof) authorizing the execution, delivery, and performance of this Security Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, attached to which is a certificate of the Secretary or an Assistant Secretary of the Borrower certifying (A) that the copy of the resolutions is true, complete, and accurate, and that


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                such resolutions have not been amended or modified since the date of such certification and are in full force and effect and
                (B) the incumbency, names, and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party;

                         (x) the opinion of counsel for the Borrower covering
                such matters incident to the transactions contemplated by this Security Agreement as the Lender may reasonably require; and

                         (xi) such other agreements and instruments as the
                Lender deems necessary in its sole and absolute discretion in connection with the transactions contemplated hereby.

                      (b) There shall be no pending or, to the knowledge of the Borrower after due inquiry, threatened litigation, proceeding, inquiry, or other action (i) seeking an injunction or other restraining order, damages, or other relief with respect to the transactions contemplated by this Security Agreement or the other Loan Documents or (ii) which affects or could affect the business, prospects, operations, assets, liabilities, or condition (financial or otherwise) of the Borrower, except, in the case of clause (ii), where such litigation, proceeding, inquiry, or other action could not be expected to have a Material Adverse Effect in the judgment of the Lender.

                      (c) The Borrower shall have paid all fees and expenses required to be paid by it to the Lender as of such date. (d) All representations and warranties of the Borrower contained in this Security Agreement and the other Loan Documents shall be true and correct on and as of the date of the making of the Loan.

                      (e) No Event of Default or event which with the giving of notice or the passage of time, or both, would constitute an Event of Default shall be continuing or would result from the making of the Loan.


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               SECTION 4. THE BORROWER'S REPRESENTATIONS AND WARRANTIES.

                      SECTION 4.1. GOOD STANDING; QUALIFIED TO DO BUSINESS; NO TRADE NAMES. The Borrower (a) is duly organized, validly existing, and in good standing under the laws of the State of its organization, (b) has the power and authority to own its properties and assets and to transact the businesses in which it is presently, or proposes to be, engaged, and (c) is duly qualified and authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could have a Material Adverse Effect on (i) the Borrower, (ii) the Borrower's ability to perform its obligations under the Loan Documents or (iii) the rights of the Lender hereunder. The Borrower does not use, and has not used during the past five years, any trade or other fictional name.

                      SECTION 4.2. DUE EXECUTION, ETC. The execution, delivery, and performance by the Borrower of each of the Loan Documents to which it is a party are within the powers of the Borrower, do not contravene the organizational documents of the Borrower and do not (a) violate any law or regulation, or any order or decree of any court or governmental authority, (b) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust, or any material lease, agreement or other instrument binding on the Borrower or any of its properties or (c) require the consent of, authorization by, approval of, notice to or filing or registration with any Person. This Security Agreement is, and each of the other Loan Documents to which the Borrower is or will be a party, when delivered will be, the legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as such enforceability may be limited by general principles of equity, whether considered in a suit in law or in equity).

                      SECTION 4.3. SOLVENCY; NO LIENS. The Borrower is Solvent and will be Solvent upon the completion of all transactions contemplated to occur hereunder (including, without limitation, the making of the Loan); the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral other than Permitted Liens; and the Borrower is, or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer, and create a security interest therein, free and clear of any and all claims or liens in favor of any other Person other than Permitted Liens.


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                      SECTION 4.4. NO JUDGMENTS, LITIGATION. No judgments are
outstanding against the Borrower nor is there now pending or, to the best of the Borrower's knowledge after diligent inquiry, threatened any litigation, contested claim, or governmental proceeding by or against the Borrower except judgments and pending or threatened litigation, contested claims, and governmental proceedings which would not, in the aggregate, have a Material Adverse Effect on the Borrower.

                      SECTION 4.5. NO DEFAULTS. The Borrower is not in default and has not received a notice of default under any material contract, lease, or commitment to which it is a party or by which it is bound. The Borrower knows of no dispute regarding any contract, lease, or commitment which could have a Material Adverse Effect on the Borrower.

                      SECTION 4.6. COLLATERAL LOCATIONS. On the date hereof, (i) each item of the Collateral consisting of goods is located at the address of the Borrower specified in the introductory paragraph of this Security Agreement and
(ii) the principal place of business and chief executive office of the Borrower and the office where the Borrower keeps the original SBCL License and its records is the address of the Borrower specified in the introductory paragraph of this Security Agreement. None of the Collateral is evidenced by promissory notes or other instruments.

                      SECTION 4.7. NO EVENTS OF DEFAULT. No Event of Default has occurred and is continuing nor has any event occurred which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

                      SECTION 4.8. NO LIMITATION ON LENDER'S RIGHTS. Except for Permitted Liens, none of the Collateral is subject to contractual obligations that may restrict or inhibit the Lender's rights or ability to sell or otherwise dispose of the Collateral or any part thereof during the continuance of an Event of Default.

                      SECTION 4.9. PERFECTION AND PRIORITY OF SECURITY INTEREST. This Security Agreement creates a valid and, upon completion of all required filings of financing statements and similar registrations, perfected first priority and exclusive security interest in the Collateral (other than Permitted Liens), securing the payment of all the Obligations.


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                      SECTION 4.10. ACCURACY AND COMPLETENESS OF INFORMATION.
All data, reports and information heretofore, contemporaneously or hereafter furnished by or on behalf of the Borrower in writing to the Lender or for purposes of or in connection with this Security Agreement or any other Loan Document, or any transaction contemplated hereby or thereby, are or will be true and accurate in all material respects on the date as of which such data, reports and information are dated or certified and not incomplete by omitting to state any material fact necessary to make such data, reports and information not misleading at such time. There are no facts now known to the Borrower which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Borrower and which have not been specified herein, in the Financial Statements, or in any certificate, opinion, or other written statement previously furnished by the Borrower to the Lender.

                      SECTION 4.11. SBCL LICENSE. The SBCL License has been duly authorized, executed and delivered by the Borrower and, to the best of the Borrower's knowledge after due inquiry, by SBCL, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against the Borrower and, to the best of the Borrower's knowledge after due inquiry, against SBCL in accordance with its terms. There exists no default under the SBCL License by the Borrower or, to the best of the Borrower's knowledge after due inquiry, by SBCL.

               SECTION 5. COVENANTS OF THE BORROWER.

                      SECTION 5.1. EXISTENCE, ETC. The Borrower will: (a) retain its existence and its current yearly accounting cycle, (b) maintain in full force and effect all licenses, bonds, franchises, leases, trademarks, patents, contracts and other rights necessary or desirable to the conduct of its business unless the failure to do so could not have a Material Adverse Effect on the Borrower, (c) continue in, and limit its operations to, the same general lines of business as those presently conducted by it and (d) comply with all applicable laws and regulations of any federal, state or local governmental authority, except for such laws and regulations the violations of which would not, in the aggregate, have a Material Adverse Effect on the Borrower.


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                      SECTION 5.2. NOTICE TO THE LENDER. As soon as possible,
and in any event within five days after the Borrower learns of the following, the Borrower will give written notice to the Lender of (a) any proceeding instituted or threatened to be instituted by or against the Borrower in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) involving a sum, together with the sum involved in all other similar proceedings, in excess of $50,000 in the aggregate, (b) any contract that is terminated or amended and which has had or could reasonably be expected to have a Material Adverse Effect on the Borrower, (c) the occurrence of any Material Adverse Change with respect to the Borrower and (d) the occurrence of any Event of Default or event or condition which, with notice or lapse of time, or both, would constitute an Event of Default, together with a statement of the action which the Borrower has taken or proposes to take with respect thereto.

                      SECTION 5.3. MAINTENANCE OF BOOKS AND RECORDS. The Borrower will maintain books and records pertaining to the Collateral in such detail, form, and scope as the Lender shall require in its commercially reasonable judgment. The Borrower agrees that the Lender or its agents may enter upon the Borrower's premises at any time and from time to time during normal business hours, and at any time during the continuance of an Event of Default, for the purpose of inspecting the Collateral and any and all records pertaining thereto.

                      SECTION 5.4. INSURANCE. The Borrower will maintain insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, and covering such risks as are at all times satisfactory to the Lender. All such policies shall be made payable to the Lender, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Lender may reasonably require to protect the Lender's interests in the Collateral and to any payments to be made under such policies. Certificates of insurance policies are to be delivered to the Lender, premium prepaid, with the loss payable endorsement in the Lender's favor, and shall provide for not less than thirty days' prior written notice to the Lender of any alteration or cancellation of coverage. If the Borrower fails to maintain such insurance, the Lender may arrange for (at the Borrower's expense and without any responsibility on the Lender's part for) obtaining the insurance. During the continuance of an Event of Default, the Lender shall have the sole right, in the name of the Lender or the Borrower, to file claims under any insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any endorsements, receipts, releases, assignments, reassignments, or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

                      SECTION 5.5. TAXES. The Borrower will pay, when due, all taxes, assessments, claims and other charges ("Taxes") lawfully levied or assessed against the Borrower or the Collateral other than taxes that are being diligently contested in good faith by the Borrower by appropriate proceedings promptly instituted and for which an adequate reserve is being maintained by the Borrower in accordance with GAAP. If any Taxes remain unpaid after the date fixed for the payment thereof, and if any lien shall be claimed therefor, then, without notice to the Borrower, but on the Borrower's behalf, the Lender may pay such Taxes, and the amount thereof shall be included in the Obligations.

                      SECTION 5.6. BORROWER TO DEFEND COLLATERAL AGAINST CLAIMS; FEES ON COLLATERAL. The Borrower will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. The Borrower will not permit any notice creating or otherwise relating to liens on the Collateral or any portion thereof to exist or be on file in any public office other than Permitted Liens. The Borrower shall promptly pay, when payable, all transportation, storage, and warehousing charges and license fees, registration fees, assessments, charges, permit fees, and taxes (municipal, state and federal) which may now or hereafter be imposed upon the ownership, leasing, renting, possession, sale or use of the Collateral, other than taxes on or measured by the Lender's income and fees, assessments, charges and taxes which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained to the extent required by GAAP.

                      SECTION 5.7. NO CHANGE OF LOCATION. The Borrower will not
(a) change the location of its chief executive office or establish any place of business other than that specified herein or (b) move or permit the movement of any item of Collateral from such location, except that the Borrower may change its chief executive office and keep Collateral at other locations within the United States provided that the Borrower has delivered to the Lender (i) prior written notice thereof and (ii) duly executed financing statements and other agreements and instruments (all in form and substance satisfactory to the Lender) necessary or, in the opinion of the Lender, desirable to perfect and maintain in favor of the Lender a first priority security interest in the Collateral.

                      SECTION 5.8. FURTHER ASSURANCES. The Borrower will, promptly upon request by the Lender, execute and deliver or use its best efforts to obtain any document required by the Lender (including, without limitation, warehouseman or processor disclaimers, mortgagee waivers, landlord disclaimers, or subordination agreements with respect to the Obligations under the Loan Documents and the Collateral), give any notices, execute and file any financing statements, mortgages, or other documents (all in form and substance satisfactory to the Lender), mark any chattel paper, deliver any chattel paper or instruments to the Lender, and take any other actions that are necessary or, in the opinion of the Lender, desirable to perfect or continue the perfection and the first priority of the Lender's security interest in the Collateral, to protect the Collateral against the rights, claims, or interests of any Person (other than Permitted Liens), or to effect the purposes of this Security Agreement. The Borrower hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Borrower where permitted by law. A carbon, photographic, or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. To the extent required under this Security Agreement, the Borrower will pay all costs incurred in connection with any of the foregoing.

                      SECTION 5.9. NO DISPOSITION OF COLLATERAL. The Borrower will not in any way hypothecate or create or permit to exist any lien, security interest, charge, or encumbrance on or other interest in any of the Collateral or the Designated Assets, except for the lien and security interest granted hereby and Permitted Liens, and the Borrower will not sell, transfer, assign, pledge, collaterally assign, exchange, or otherwise dispose of any of the Collateral. In the event the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interest of the Lender shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange, or other disposition, and the Borrower will hold the proceeds thereof in a separate account for the benefit of the Lender. Following such a sale, the Borrower will transfer such proceeds to the Lender in kind.

                      SECTION 5.10. NO LIMITATION ON LENDER'S RIGHTS. The Borrower will not enter into any contractual obligations (other than Permitted Liens) which may restrict or inhibit the Lender's rights or ability to sell or otherwise dispose of the Collateral or any part thereof.

                      SECTION 5.11. PROTECTION OF COLLATERAL. Upon not less than fifteen days' prior written notice to the Borrower (provided that if an Event of Default is continuing the Lender need not give any notice), the Lender shall have the right at any time to make any payments and do any other acts the Lender may deem necessary to protect its security interests in the Collateral if such payments or other acts have not been made or done by the Borrower within such fifteen-day period, including, without limitation, the rights to satisfy, purchase, contest, or compromise any encumbrance, charge, or lien (other than Permitted Liens) which, in the reasonable judgment of the Lender, appears to be prior to or superior to the security interests granted hereunder (except in the case of purchase money security interests in equipment), and appear in, and defend any action or proceeding purporting to affect its security interests in, or the value of, any of the Collateral. The Borrower hereby agrees to reimburse the Lender for all payments made and reasonable expenses incurred under this Security Agreement including reasonable fees, expenses, and disbursements of attorneys and paralegals (including the allocated costs of in-house counsel) acting for the Lender, including any of the foregoing payments under, or acts taken to protect its security interests in, any of the Collateral, which amounts shall be secured under this Security Agreement, and agrees it shall be bound by any payment made or act taken by the Lender hereunder absent the Lender's gross negligence or willful misconduct. The Lender shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession, the accounting for money actually received by it hereunder and the obligations of the Lender under Section 9.7(b) hereof, the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

                      SECTION 5.12. DELIVERY OF ITEMS. The Borrower will (a) promptly (but in no event later than one Business Day) after its receipt thereof, deliver to the Lender any documents or certificates of title issued with respect to any property included in the Collateral, and any promissory notes, letters of credit or instruments related to or otherwise in connection with any property included in the Collateral, which in any such case come into the possession of the Borrower, or shall cause the issuer thereof to deliver any of the same directly to the Lender, in each case with any necessary endorsements in favor of the Lender and (b) deliver to the Lender as soon as available copies of any and all press releases and other similar communications issued by the Borrower.

                      SECTION 5.13. SOLVENCY. The Borrower shall be and remain Solvent at all times.

                      SECTION 5.14. FUNDAMENTAL CHANGES. The Borrower will not
(a) amend or modify its name, unless the Borrower delivers to the Lender thirty days prior to any such proposed amendment or modification written notice of such amendment or modification and within ten days before such amendment or modification delivers executed Uniform Commercial Code financing statements (in form and substance satisfactory to the Lender) or (b) merge or consolidate with any other entity or make any material change in its capital structure, in each case without the Lender's prior written consent.

                      SECTION 5.15. SBCL LICENSE.

                      (a) The Borrower will, at its expense, (i) perform and observe all of the terms and provisions of the SBCL License to be performed or observed by it, maintain the SBCL License in full force and effect, enforce the SBCL License in accordance with its terms, and take all such action to such end as may be from time to time requested by the Lender; and (ii) furnish to the Lender, promptly upon the Borrower's receipt thereof, copies of all notices, requests and other documents received by the Borrower under or pursuant to the SBCL License, and from time to time (A) furnish to the Lender such information and reports regarding the SBCL License as the Lender may reasonably request and
(B) upon request of the Lender, make to SBCL such demands and request for information and reports or for action as the Borrower is entitled to make under the SBCL License.

                      (b) The Borrower will not (i) cancel or terminate the SBCL License or consent to or accept any cancellation or termination thereof, (ii) amend or otherwise modify the SBCL License or give any consent, waiver or approval thereunder including, without limitation, a waiver of any default under or breach of the SBCL License, (iii) consent to or permit any prepayment of any fees, royalties or other amounts to become due under or in connection with the SBCL License or (iv) take any other action in connection with the SBCL License which would materially impair the value of the interest or rights of the Borrower thereunder or which would materially impair the interest or rights of the Lender.

                      SECTION 5.16. CERTAIN INTELLECTUAL PROPERTY.

                         (i) The Borrower agrees that, should it obtain an
                ownership interest in (x) any material patent or (y) any exclusive rights as a licensee under a material patent license which is not now a part of the Collateral, (A) the provisions of
                Section 2 (including the proviso thereto) shall automatically apply thereto, (B) except as limited by the proviso to Section 2, any such patent rights shall automatically become part of the Collateral, and (C) with respect to any ownership interest in any such patent or patent license that the Borrower should obtain, it shall give notice thereof to the Lender in writing, promptly after obtaining such ownership interest. The Borrower authorizes the Lender to prepare and, during the continuance of an Event of Default, file with the United States Patent and Trademark Office a supplement to this Security Agreement or to the Intellectual Property Assignment to include any patent of which it receives notice under this Section.

                         (ii) The Borrower agrees to take all necessary steps
                including, without limitation, in the United States Patent and Trademark Office or in any court, to (A) maintain each of its patents and patent licenses and (B) pursue each of its patent applications, now or hereafter owned or submitted by it including, without limitation, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition or infringement and misappropriation proceedings, except, in each case in which the Borrower has reasonably determined that any of the foregoing is not of material economic value to it. The Borrower agrees to take corresponding steps with respect to each new or acquired patent, patent application, or any rights obtained under any patent license, in each case, to which it is now or later becomes entitled, except in each case in which the Borrower has reasonably determined that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by the Borrower.

                         (iii) The Borrower shall take all additional steps not
                set forth in subsections (i) and (ii) hereof which the Lender deems reasonably appropriate under the circumstances to preserve and protect the Borrower's material patents and patent licenses.

                         (iv) The Borrower shall not abandon any patent or any
                pending patent application without the written consent of the Lender, except, in each case in which the Borrower has reasonably determined that any of the foregoing is not of material economic value to it.

                         (v) In the event that the Borrower becomes aware that
                any of its material patents has been infringed or misappropriated by a third party, the Borrower shall notify the Lender promptly in writing, in reasonable detail, and shall take such actions as the Lender deems reasonably appropriate under the circumstances to protect such patent including, without limitation, suing for damages or for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by the Borrower. The Borrower will advise the Lender promptly in writing, in reasonable detail, of any averse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any of its material patents.

                         (vi) The Borrower shall mark its products with the
                numbers of all appropriate patents or the designation "patent pending," as the case may be, to the extent that it is reasonably and commercially practicable.

                      SECTION 5.17. ADDITIONAL REQUIREMENTS. The Borrower will take all such further actions and execute all such further documents and instruments as the Lender may reasonably request.

               SECTION 6. FINANCIAL STATEMENTS. Until the payment and satisfaction in full of all Obligations, the Borrower shall deliver to the Lender the following financial information:

                      SECTION 6.1. ANNUAL FINANCIAL STATEMENTS. As soon as available, but not later than 120 days after the end of each fiscal year of the Borrower and its consolidated subsidiaries, the consolidated balance sheet, income statement, and statements of cash flows and shareholders equity for the Borrower and its consolidated subsidiaries (the "Financial Statements") for such year, reported on by independent certified public accountants without an adverse qualification; and

                      SECTION 6.2. QUARTERLY FINANCIAL STATEMENTS. As soon as available, but not later than sixty days after the end of each of the first three fiscal quarters in any fiscal year of the Borrower and its consolidated subsidiaries, the Financial Statements for such fiscal quarter, together with a certification duly executed by a responsible officer of the Borrower that such Financial Statements have been prepared in accordance with GAAP and are fairly stated in all material respects (subject to normal year-end audit adjustments).

               SECTION 7. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default hereunder:

                      (a) the Borrower shall fail to pay within five days of when due any amount required to be paid by the Borrower under or in connection with the Note and this Security Agreement; (b) any representation or warranty made or deemed made by the Borrower under or in connection with any Loan Document or any Financial Statement shall prove to have been incorrect in any material respect when made;

                      (c) the Borrower shall fail to perform or observe (i) any of the terms, covenants or agreements contained in Sections 5.4, 5.7, 5.9, 5.10, 5.14, 5.15 or 5.16 hereof or (ii) any other term, covenant, or agreement contained in any Loan Document (other than the other Events of Default specified in this Section) and such failure remains unremedied for the earlier of fifteen days from (A) the date on which the Lender has given the Borrower written notice of such failure and (B) the date on which the Borrower knew or should have known of such failure;

                      (d) any provision of any Loan Document to which the Borrower is a party shall for any reason cease to be valid and binding on the Borrower, or the Borrower shall so state;

                      (e) dissolution, liquidation, winding up or cessation of the Borrower's business, failure of the Borrower generally to pay its debts as they mature, admission in writing by the Borrower of its inability generally to pay its debts as they mature, or calling of a meeting of the Borrower's creditors for purposes of compromising any of the Borrower's debts;

                      (f) the commencement by or against the Borrower of any bankruptcy, insolvency, arrangement, reorganization, receivership, or similar proceedings under any federal or state law and, in the case of any such involuntary proceeding, such proceeding remains undismissed or unstayed for forty-five days following the commencement thereof, or any action by the Borrower is taken authorizing any such proceeding;

                      (g) an assignment for the benefit of creditors is made by the Borrower, whether voluntary or involuntary, the appointment of a trustee, custodian, receiver, or similar official for the Borrower or for any substantial property of the Borrower, and in the case of any such involuntary appointment, such appointment remains undismissed or unstayed for forty-five days following the commencement thereof, or any action by the Borrower authorizing any such proceeding;

                      (h) the Borrower shall default in (i) the payment of principal or interest on any indebtedness in excess of $50,000 (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; or (ii) the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity;

                      (i) any Event of Default (as defined in the Lease Agreement) shall be continuing;

                      (j) the Borrower suffers and sustains a Material Adverse Change;

                      (k) any tax lien, other than a Permitted Lien, is filed of record against the Borrower and is not bonded or discharged within fifteen Business Days;

                      (l) any judgment is entered against the Borrower and such judgment shall not be stayed, vacated, bonded, or discharged within sixty days;

                      (m) any material covenant, agreement, or obligation, as determined in the sole discretion of the Lender, made by the Borrower and contained in or evidenced by any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; the Borrower shall deny or disaffirm any of the Obligations or any liens granted in connection therewith; or any liens granted on any of the Collateral in favor of the Lender shall be determined to be void, voidable, or invalid, or shall not be given the priority contemplated by this Security Agreement;

                      (n) there occurs a change in more than 40% of the ownership of any equity interests of the Borrower on the date hereof as the result of a single transaction or a series of related transactions (but not from the sale of newly issued securities to investors), or more than 40% of such interests become subject to any contractual, judicial, or statutory lien, charge, security interest, or encumbrance;

                      (o) the SBCL License shall be cancelled or terminated for any reason (including, without limitation, under the provisions of Article 9 thereof), or SBCL shall become the subject of any proceeding of the type described in subsection (f) hereof and the SBCL License shall not be assumed by SBCL (which, in the case of a proceeding under title 11 of the United States Code, shall be strictly in accordance with 11 U.S.C. Section 365(b)) within thirty days of the commencement of such proceeding; or

                      (p) the exclusive right and license granted by the Borrower to SBCL under the SBCL License shall be converted to a nonexclusive right and license in any country of the Territory (as defined in the SBCL License) under Section 2.2 of the SBCL License.

               SECTION 8. REMEDIES.

                      (a) If any Event of Default shall be continuing, the Lender may, without prejudice to any of its other rights under any Loan Document or Applicable Law:

                         (i) declare all Obligations under the Loan Documents to
                be immediately due and payable (except with respect to any Event of Default set forth in Section 7(f) hereof, in which case all Obligations under the Loan Documents shall automatically become immediately due and payable without necessity of any declaration) without presentment, representation, demand of payment, or protest, which are hereby expressly waived;

                         (ii) take possession of the Collateral and, for that
                purpose may enter, with the aid and assistance of any person or persons, any premises where the Collateral or any part thereof is, or may be placed, and remove the same;

                         (iii) remove for copying all documents, instruments,
                files and records (including the copying of any computer records) relating to the Borrower's accounts receivable, contract rights (including, without limitation, all license agreements under which the Borrower is the licensor) and all other rights to the payment of money (collectively, "Receivables"), or use (at the expense of the Borrower) such supplies or space of the Borrower at the Borrower's places of business necessary to administer and collect the Borrower's Receivables;

                         (iv) accelerate or extend the time of payment,
                compromise, issue credits, or bring suit on the Borrower's Receivables (in the name of the Borrower or the Lender) and otherwise administer and collect such Receivables including, without limitation, the delivery to SBCL of the notification letter specified in Section 3.3(a)(vi);

                         (v) sell, assign and deliver the Borrower's Receivables
                with or without advertisement, at public or private sale, for cash, on credit or otherwise, subject to applicable law;

                         (vi) use all computer software programs, data bases,
                processes, trademarks, tradenames and materials used by the Borrower in connection with its businesses or in connection with the Collateral (with respect to which the Lender shall have a limited license therefor);

                         (vii) exercise in respect of the Collateral, in
                addition to other rights and remedies provided for herein (or in any other Loan Document) or otherwise available to it, all the rights and remedies of a secured party under the applicable Uniform Commercial Code (the "Code") whether or not the Code applies to the affected Collateral and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least five days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The

                Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned; and

                         (viii) record or cause to be recorded in the United
                States Patent and Trademark Office the Intellectual Property Assignment, it being understood that such recording shall not be made unless an Event of Default is continuing.

                      (b) All cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, or then or at any time thereafter applied in whole or in part by the Lender against, all or any part of the Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after the full and final payment of all the Obligations shall be paid over to the Borrower or to such other Person to which the Lender may be required under Applicable Law, or directed by a court of competent jurisdiction, to make payment of such surplus.

                      (c) During the continuance of an Event of Default, all fees, royalties and other payments received by the Borrower under or in connection with the SBCL License shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Lender in the same form as so received (with any necessary indorsement).

               SECTION 9. MISCELLANEOUS PROVISIONS.

                      SECTION 9.1. NOTICES. Except as otherwise provided herein, all notices and other communications required or desired to be given hereunder shall be given in writing and shall be delivered by overnight courier, hand delivery, or certified or registered mail, postage prepaid, if to the Lender, then to Technology Finance Division, 76 Batterson Park Road, Farmington, Connecticut 06032-2571, Attention: Assistant Vice President, Lease Administration, with a copy to the Lender at Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois 60018, Attention: Legal Department, and if to the Borrower, then to Progenitor, Inc., 4040 Campbell Avenue, Menlo Park, California 94025, or such other address as shall be designated by the Borrower or the Lender to the other party in accordance herewith. All such notices and communications shall be effective when received or when delivery is refused.

                      SECTION 9.2. HEADINGS. The headings in this Security Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Security Agreement.

                      SECTION 9.3. ASSIGNMENTS. The Borrower shall not have the right to assign the Note or this Security Agreement or any interest therein unless the Lender shall have given the Borrower prior written consent and the Borrower and its assignee shall have delivered assignment documentation in form and substance satisfactory to the Lender in its sole discretion. The Lender may assign its rights and delegate its obligations under the Note or this Security Agreement.

                      SECTION 9.4. AMENDMENTS, WAIVERS, AND CONSENTS. Any amendment or waiver of any provision of this Security Agreement and any consent to any departure by the Borrower from any provision of this Security Agreement shall be effective only by a writing signed by the Lender and shall bind and benefit the Borrower and the Lender and their respective successors and assigns, subject, in the case of the Borrower, to the first sentence of Section 9.3.

                      SECTION 9.5. BORROWER REMAINS LIABLE. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by the Lender of any of the rights hereunder shall not release the Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) the Lender shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                      SECTION 9.6. INTERPRETATION OF AGREEMENT. Time is of the essence in each provision of this Security Agreement of which time is an element. All terms not defined herein or in the Note shall have the meaning set forth in the Code, except where the context otherwise requires. To the extent a term or provision of this Security Agreement conflicts with any term or provision of the Note, this Security Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Security Agreement shall not be relevant in determining the meaning of this Security Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                      SECTION 9.7. CONTINUING SECURITY INTEREST.

                      (a) This Security Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full of the Obligations, (ii) be binding upon the Borrower and its successors and assigns and (iii) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees, and assigns.

                      (b) Upon the indefeasible payment in full of the Obligations, the security interest provided herein shall terminate with respect to all Collateral and the Lender shall at the expense of the Borrower return to the Borrower all Collateral then held by the Lender, if any, and upon request of the Borrower and at the expense of the Borrower shall execute, in form for filing, termination statements of the security interest herein granted or any other documents reasonably requested by the Borrower to evidence such termination, and thereafter, no party shall have any further right or obligation hereunder except for the obligations of the Borrower under Section 9.10 hereof.

                      (c) The security interest provided herein shall be deemed to be released with respect to any item of Collateral consisting of patents, patent applications or know-how, in each case as reasonably required by the Borrower to consummate licenses or collaborative agreements with third parties in the ordinary course of business and at arm's-length, and the Lender shall at the expense of the Borrower return to the Borrower all such Collateral then held by the Lender, if any, and upon request of the Borrower and at the expense of the Borrower shall execute, in form for filing, partial releases or amendments of the security interest herein granted or any other documents reasonably requested by the Borrower to evidence such release. The Borrower shall give the Lender written notice within fifteen days of entering into any such licenses or collaborative agreements specifying the items of Collateral released in connection therewith.

                      SECTION 9.8. REINSTATEMENT. To the extent permitted by law, this Security Agreement and the rights and powers granted to the Lender hereunder and under the Loan Documents shall continue to be effective or be reinstated if at any time any amount received by the Lender in respect of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of the Borrower or upon the appointment of any receiver, intervenor, conservator, trustee, or similar official for the Borrower or any substantial part of its assets, or otherwise, all as though such payments had not been made.

                      SECTION 9.9. SURVIVAL OF PROVISIONS. All representations, warranties, and covenants of the Borrower contained herein shall survive the execution and delivery of this Security Agreement, and shall terminate only upon the full and final payment and performance by the Borrower of the Obligations.

                      SECTION 9.10. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Lender and its directors, officers, agents, employees and counsel from and against any and all costs, expenses, claims or liability incurred by the Lender or such other Person hereunder and under any other Loan Document or in connection herewith or therewith, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Lender or such other Person.

                      SECTION 9.11. COUNTERPARTS; TELECOPIED SIGNATURES. This Security Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but both of which shall together constitute one and the same instrument. Each of this Security Agreement and the other Loan Documents may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

                      SECTION 9.12. SEVERABILITY. In case any provision in or obligation under this Security Agreement, the Note or any other Loan Document shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                      SECTION 9.13. DELAYS; PARTIAL EXERCISE OF REMEDIES. No delay or omission of the Lender to exercise any right or remedy hereunder, whether before or after the occurrence of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

                      SECTION 9.14. ENTIRE AGREEMENT. The Borrower and the Lender agree that this Security Agreement and the other Loan Documents are the complete and exclusive statement and agreement between the parties with respect to the subject matter hereof, superseding all proposals and prior agreements, oral or written, and all other communications between the parties with respect to the subject matter hereof.

                      SECTION 9.15. SETOFF. In addition to and not in limitation of all rights of offset that the Lender may have under Applicable Law, and whether or not the Lender has made any demand or the Obligations of the Borrower have matured, the Lender shall have the right to appropriate and apply to the payment of the Obligations all deposits and other obligations then or thereafter owing by the Lender to or for the credit or the account of the Borrower.

                      SECTION 9.16. WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                      SECTION 9.17. GOVERNING LAW. THE VALIDITY, INTERPRETATION, AND ENFORCEMENT OF THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                      SECTION 9.18. VENUE; SERVICE OF PROCESS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS SITUATED IN COOK COUNTY, OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS, AND, BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, (A) ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND (B) THE RIGHT TO INTERPOSE ANY NONCOMPULSORY SETOFF, COUNTERCLAIM, OR CROSS-CLAIM. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS FOR IT SPECIFIED IN SECTION 9.1 HEREOF. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION, SUBJECT IN EACH INSTANCE TO THE PROVISIONS HEREOF WITH RESPECT TO RIGHTS AND REMEDIES.

               IN WITNESS WHEREOF, the undersigned Borrower has caused this Security Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first set forth above.


                            PROGENITOR, INC.



                            By:/s/ Mark N.K. Bagnall
                               -------------------------------
                               Name: Marh N.K. Bagnall
                               Title: Vice President & C.F.O


Accepted as of the
4th day of May, 1998


TRANSAMERICA BUSINESS CREDIT CORPORATION



By:/s/Gary P. Moro
   -------------------------------
   Name: Gary P. Moro
   Title:Vice President

                                                                      SCHEDULE 1


                        EXISTING LIENS/PROTECTIVE FILINGS


                                                                         ORIGINAL         REMAINING
HOLDER'S NAME AND ADDRESS       COLLATERAL/LEASED EQUIPMENT                VALUE           PAYMENTS
-------------------------       ---------------------------                -----           --------
Phoenix Leasing            Equipment, fixtures and general
 Incorporated              intangibles under a Master Lease
2401 Kerner Blvd.          Agreement dated October 1, 1993
San Rafael, CA  94901
Phoenix Leasing            Equipment, fixtures and general
 Incorporated              intangibles under a Master Lease
2401 Kerner Blvd.          Agreement dated February 22, 1995
San Rafael, CA  94901
                                          Schedule PGEN 1              $112,850.00       $85,632.00
                                          Schedule PGEN 2               $19,670.00       $16,794.00
                                          Schedule PGEN 3               $87,771.00       $10,086.64
                                          Schedule PGEN 4               $71,159.00       $28,621.60
                                          Schedule PGEN 5               $46,166.00       $21,221.60
                                          Schedule PGEN 6              $295,381.00      $228,353.16
Mellon US Leasing,         Equipment under a Master Lease
 a Division of Mellon      Agreement dated February 26, 1997
 Leasing Corporation
733 Front Street
San Francisco, CA  94111
                                          Schedule 1                   $225,295.00      $156,751.00
                                          Schedule 2                   $275,998.00      $204,026.13

                                                                      SCHEDULE 2

               EXCLUDED PATENTS, PATENT APPLICATIONS AND KNOW-HOW

U.S. Serial No. 08/632673
U.S. Serial No. 08/891250
U.S. Serial No. 08/652265
U.S. Serial No. 08/834497
U.S. Serial No. 08/852495
U.S. Serial No. 08/436074
U.S. Serial No. 08/599252
PCT Application No. 97/06254
PCT Application No. 96/06583
South Africa Application No. 97/6370
South Africa Application No. 96/3639

                                                                       EXHIBIT A

                                 PROMISSORY NOTE


                                                               Date: May 4, 1998


               FOR VALUE RECEIVED, the undersigned promises to pay to the order of Transamerica Business Credit Corporation or its assigns (the "Payee") at its office located at Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois 60018, or at such other place as the Payee or the holder hereof may designate in writing, the principal amount of One Million Nine Hundred Thousand Dollars ($1,900,000) received by the undersigned, plus interest on the principal amount hereof from time to time outstanding, from the date hereof until the date this Note is paid in full, payable monthly in arrears on the first day of each month commencing June 1, 1998 and on the date this Note is paid in full, at a rate equal at all times to 14.75% per annum. The principal amount of this Note shall be payable in the following amounts on the following dates:


                   Amount                   Date
                   ------                   ----
                   $200,000                 October 31, 1998
                   $300,000                 October 31, 1999
                   $400,000                 October 31, 2000
                   $500,000                 October 31, 2001
                   $500,000                 October 31, 2002


No amount of principal paid or prepaid hereunder may be reborrowed. All amounts shall be paid hereunder in lawful money of the United States and in immediately available funds.

               This Note is the Note referred to in the Security Agreement dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Agreement") by the undersigned in favor of the Payee, and is subject and entitled to all provisions and benefits thereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

               If any installment of this Note is not paid within five days after its due date, the undersigned agrees to pay on demand, in addition to the amount of such installment, an amount equal to 5% of such installment, but only to the extent permitted by Applicable Law.

               The undersigned shall have the right to prepay this Note, in whole or in part, at any time on thirty days' prior written notice to the Payee. On the date of any such prepayment, the undersigned shall pay the principal amount of this Note being so prepaid, together with all accrued and unpaid interest thereon and a prepayment fee in an amount equal to (a) 4% of the amount prepaid if such prepayment occurs prior to the first anniversary hereof, (b) 3% of the amount prepaid if such prepayment occurs on or after the first anniversary but prior to the second anniversary hereof, (c) 2% of the amount prepaid if such prepayment occurs after the second anniversary but prior to the third anniversary hereof or (d) 1% of the amount prepaid if such prepayment occurs thereafter. Any prepayments shall be applied to the installments hereof in the inverse order of maturity.

               Upon the maturity of this Note or the acceleration of the maturity of this Note in accordance with the terms of the Agreement, the entire unpaid principal amount on this Note, together with all interest, fees and other amounts payable hereon or in connection herewith, shall be immediately due and payable without further notice or demand, with interest on all such amounts at a rate not to exceed the lawful limit, from the date of such maturity or acceleration, as the case may be, until all such amounts have been paid.

               If any payment on this Note becomes payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day.

               The undersigned hereby waives diligence, demand, presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice. The undersigned agrees to pay all amounts under this Note without offset, deduction, claim, counterclaim, defense or recoupment, all of which are hereby waived.

               The Payee, the undersigned and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by Applicable Law from time to time in effect. Neither the undersigned nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under Applicable Law from time to time in effect, and the provisions of this paragraph shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. The Payee expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) the Payee or any other holder of any or all of the Obligations shall otherwise collect amounts which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by Applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at the Payee's or such holder's option, promptly returned to the undersigned upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under Applicable Law, the Payee and the undersigned (and any other payors thereof) shall to the greatest extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest through the entire contemplated term of this Note in accordance with the amount outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under Applicable Law in order to lawfully charge the maximum amount of interest permitted under Applicable Law.

               This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the undersigned and the Payee or any holder hereof.

               The undersigned shall, upon demand, pay to the Payee all costs and expenses incurred by the Payee (including the reasonable fees and disbursements of counsel and other professionals) in connection with the preparation, execution and delivery of this Note and all other Loan Documents, and in connection with the administration, modification and amendment of the Loan Documents, and pay to the Payee all costs and expenses (including the fees and disbursements of counsel and other professionals) paid or incurred by the Payee in (A) enforcing or defending its rights under or in respect of this Note or any of the other Loan Documents, (B) collecting any of the liabilities by the undersigned to the Payee or otherwise administering the Loan Documents, (C) foreclosing or otherwise collecting upon any collateral and (D) obtaining any legal, accounting or other advice in connection with any of the foregoing.

               This Note shall be binding upon the successors and assigns of the undersigned and inure to the benefit of the Payee and its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

               EACH OF THE UNDERSIGNED AND, BY ITS ACCEPTANCE HEREOF, THE PAYEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

               THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.



                                     PROGENITOR, INC.



                                     By:
                                        -------------------------------
                                           Name:
                                           Title: